As filed with the U.S. Securities and Exchange Commission on September 18, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Equitable Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	6411	90-0226248
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1290 Avenue of the Americas

New York, New York 10104

(212) 554-1234

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

José Ramón González

Chief Legal Officer & Corporate Secretary

1345 Avenue of the Americas

New York, New York 10105

(212) 554-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John M. Schwolsky

Benjamin Nixon

Anne L. Barrett

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 18, 2024

PROSPECTUS

Equitable Holdings, Inc.

$800,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

By this prospectus, Equitable Holdings, Inc. (“Holdings”) may offer from time to time the securities described in this prospectus separately or together in any combination.

We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. A prospectus supplement may also change, add to, update, supplement or clarify information contained in this prospectus.

Holdings will not use this prospectus to confirm sales of any of its securities unless it is accompanied by a prospectus supplement.

Holdings’ common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “EQH.” As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

Holdings may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Investing in Holdings’ securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus and any risk factors described in any applicable prospectus supplement and in Holdings’ filings with the U.S. Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus to read about factors you should consider before buying Holdings’ securities.

Neither the SEC nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Holdings filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, Holdings may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $800,000,000. In addition, Holdings or any of its affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities Holdings may offer. Each time Holdings sells securities, Holdings will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that Holdings files later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

We have not authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we prepare or distribute. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any sale of Holdings’ securities.

CERTAIN IMPORTANT TERMS

We use the following capitalized terms in this prospectus or documents incorporated by reference into this prospectus:

•	“AB” or “AllianceBernstein” means AB Holding and ABLP.

•	“AB Holding” means AllianceBernstein Holding L.P., a Delaware limited partnership.

•	“ABLP” means AllianceBernstein L.P., a Delaware limited partnership and the operating partnership for the AB business.

•	“Board” means the Board of Directors of Holdings.

•

“Equitable Financial” means Equitable Financial Life Insurance Company, a New York corporation, a life insurance company and a wholly owned subsidiary of Equitable Financial Services, LLC, a Delaware corporation that is in turn a wholly owned direct subsidiary of Holdings.

•	“Holdings” means Equitable Holdings, Inc. without its consolidated subsidiaries.

•

“we,” “us,” “our” and the “Company” mean Equitable Holdings, Inc. and its consolidated subsidiaries, unless the context refers only to Equitable Holdings, Inc. (which we refer to as “Holdings”) as a corporate entity.

For definitions of selected financial and product-related terms used in this prospectus and documents incorporated by reference herein, please refer to “Glossary.”

MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein include estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms and our own estimates based on our management’s knowledge of, and experience in, the insurance industry and market segments in which we compete. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” and “Special Note Regarding Forward-Looking Statements and Information” in this prospectus and the risk factors and other information contained in any applicable prospectus supplement and in Holdings’ filings with the SEC that are incorporated by reference into this prospectus.

SERVICE MARKS, TRADEMARKS AND TRADE NAMES

We hold and license various service marks, trademarks and trade names, including “AllianceBernstein,” “Bernstein,” “AB,” “Structured Capital Strategies,” “Retirement Cornerstone,” “Investment Edge,” “Equitable,” “EQUI-VEST” and logo designs, that we deem particularly important to the advertising activities conducted by each of our businesses. This prospectus and the documents incorporated by reference herein also contain trademarks, service marks and trade names of other companies which are the property of their respective holders. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company.

OUR COMPANY

For the definitions of certain capitalized terms used in this prospectus, please refer to “Certain Important Terms” and “Glossary.”

We are one of America’s leading financial services companies and have helped clients prepare for their financial future with confidence since 1859. Our two complementary and well-established principal franchises, Equitable and AllianceBernstein, provide:

•	Advice and solutions for helping Americans set and meet their retirement goals and protect and transfer their wealth across generations; and

•	A wide range of investment management insights, expertise and innovations to drive better investment decisions and outcomes for clients and institutional investors worldwide.

We aim to be a trusted partner to our clients by providing advice, products and services that help them navigate complex financial decisions. Our financial strength and the quality of our people, their ingenuity and the service they provide help us build relationships of trust with our clients.

We conduct operations in six segments: Individual Retirement, Group Retirement, Asset Management, Protection Solutions, Wealth Management and Legacy.

•

Individual Retirement—We are a leading provider of variable annuity products, which primarily meet the needs of individuals saving for retirement or seeking retirement income by allowing them to invest in various markets through underlying investment options.

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Group Retirement—We offer tax-deferred investment and retirement services or products to plans sponsored by educational entities, municipalities and not-for-profit entities, as well as small and medium-sized businesses.

•	Asset Management—We are a leading provider of diversified investment management, research and related services to a broad range of clients globally.

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Protection Solutions—We focus our life insurance products on attractive protection segments such as VUL insurance and IUL insurance and our employee benefits business on small and medium-sized businesses.

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Wealth Management—We are an emerging leader in the wealth management space with a differentiated advice value proposition, that offers discretionary and non-discretionary investment advisory accounts, financial planning and advice, insurance, and annuity products.

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Legacy—This segment primarily consists of the capital intensive fixed-rate GMxB business written in the Individual Retirement market prior to 2011. This business offered GMDB features in isolation or together with GMLB features. This business also historically offered variable annuities with four types of guaranteed living benefit riders: GMIB, GWBL/GMWB and GMAB.

We distribute our products through a premier affiliated and third-party distribution platform, consisting of:

Affiliated Distribution:

•	Our affiliated retail sales force, Equitable Advisors, which has approximately 4,400 licensed financial professionals who advise on retirement, protection and investment advisory solutions; and

•	More than 200 Bernstein Financial Advisors, who are responsible for the sale of investment products and solutions to Private Wealth Management clients.

Third-Party Distribution:

•

Distribution agreements with more than 500 third-party firms including broker-dealers, banks, insurance partners and brokerage general agencies, giving us access to more than 145,000 financial professionals to market our retirement, protection and investment solutions; and

•	An AB global distribution team of more than 500 professionals, who engage with more than 5,000 retail distribution partners and more than 500 institutional clients.

Holdings is a Delaware corporation. Our principal executive offices are located at 1345 Avenue of the Americas, New York, New York 10105, and our telephone number is (212) 554-1234.

We maintain a public website at https://www.equitableholdings.com. The information contained on or connected to our website is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase Holdings’ securities.

RISK FACTORS

Investing in Holdings’ securities involve risks. We urge you to carefully consider the risk factors under the heading “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated herein by reference. These risk factors may be superseded from time to time by:

•	risk factors contained in other periodic reports or information we file with the SEC, which will be subsequently incorporated herein by reference;

•	any prospectus supplement accompanying this prospectus;

•	a post-effective amendment to the registration statement of which this prospectus forms a part; or

•

any free writing prospectus used in connection with an offering of Holdings’ securities, as well as the information relating to us identified herein in “Special Note Regarding Forward-Looking Statements,” before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Holdings and its consolidated subsidiaries. There can be no assurance that future developments affecting Holdings will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others:

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conditions in the financial markets and economy, including the impact of geopolitical conflicts and related economic conditions, equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity and access to and cost of capital;

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operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, protection of confidential customer information or proprietary business information, operational failures by us or our service providers, potential strategic transactions, changes in accounting standards and catastrophic events, such as the outbreak of pandemic diseases including COVID-19

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credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults by third parties and affiliates and economic downturns, defaults and other events adversely affecting our investments;

•	our reinsurance and hedging programs;

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our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, variations in statutory capital requirements, financial strength and claims-paying ratings, state insurance laws limiting the ability of our insurance subsidiaries to pay dividends and key product distribution relationships;

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estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves and experience differing from pricing expectations, amortization of deferred acquisition costs and financial models;

•	our Asset Management segment, including fluctuations in assets under management and the industry-wide shift from actively-managed investment services to passive services;

•	recruitment and retention of key employees and experienced and productive financial professionals;

•	subjectivity of the determination of the amount of allowances and impairments taken on our investments;

•	legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform;

•	risks related to our common stock; and

•	general risks, including strong industry competition, information systems failing or being compromised and protecting our intellectual property.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which it is made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including the risk factors and other information in Holdings’ most recent Annual Report on Form 10-K, as amended or supplemented in Holdings’ subsequently filed Quarterly Reports on Form 10-Q, and in Holdings’ other filings with the SEC incorporated by reference into this prospectus and contained in any applicable prospectus supplement, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the risk factors and other information in Holdings’ filings with the SEC incorporated by reference into this prospectus and contained in any applicable prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for, among other things, general corporate purposes, which may include additions to working capital, refinancing or paying down existing indebtedness, capital expenditures and possible acquisitions. We have not allocated a specific portion of the net proceeds for any particular use at this time. We may include a more detailed description of the use of net proceeds of any specific offering of securities in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF DEBT SECURITIES

General

Holdings may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.”

Unless the applicable prospectus supplement states otherwise, Holdings will issue the senior debt securities in one or more series under the Indenture, dated as of April 5, 2019 (the “senior indenture”) between Holdings and The Bank of New York Mellon, as trustee, and Holdings will issue subordinated debt securities in one or more series under a subordinated indenture (the “subordinated indenture” and together with the senior indenture, the “indentures”), to be entered into between Holdings and a trustee which we will name in the applicable prospectus supplement.

The indentures do not limit the aggregate principal amount of debt securities that Holdings may issue and provide that Holdings may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Holdings may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures do not limit Holdings’ ability to incur other debt.

The senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.

Ranking of the Debt Securities

The debt securities will be direct, unsecured obligations of Holdings. The senior debt securities will rank equally in right of payment with all of Holdings’ other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of Holdings’ present and future “senior indebtedness” (as defined in the subordinated indenture). See “—Subordination under the Subordinated Indenture.”

Because Holdings is principally a holding company, its right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent Holdings may be recognized as a creditor of that subsidiary. Accordingly, Holdings’ obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by Holdings’ insurance subsidiaries, and holders of debt securities should look only to Holdings’ assets for payment thereunder.

Terms of the Debt Securities

Holdings may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of the Board or an authorized committee thereof.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the price or prices at which Holdings will sell the debt securities;

•	the maturity date or dates of the debt securities of the series;

•	the rate or rates at which the debt securities will bear interest or the method of determining such rate or rates, if any;

•

the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined, and the record date for determining who is entitled to the interest payable on any such interest payment date;

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with respect to the subordinated debt securities, the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

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if Holdings possesses the option to do so, the periods within which and the prices at which Holdings may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption;

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Holdings’ obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which Holdings will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which Holdings must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

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the currency, currencies or currency unit in which Holdings will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or Holdings’ covenants with respect to the debt securities;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

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the terms, if any, upon which the holders may or are required to convert such debt securities into common stock or other securities or property of Holdings, including the conversion price and the conversion period;

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whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	the depositary for global debt securities;

•	the forms of the debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities;

•	any restrictions on the registration, transfer or exchange of the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”

Conversion Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into securities described in this prospectus. These terms will include provisions as to whether conversion is mandatory, at the option of the holder or at Holdings’ option. These provisions may allow or require the number of shares of Holdings’ common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Special Payment Terms of the Debt Securities

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name in limited circumstances, as described in an applicable prospectus supplement.

A global security may not be transferred except to another nominee of the depositary, or to a successor depositary selected or approved by Holdings or to a nominee of such successor depositary.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by Holdings under the indentures. Exchanges of such debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Holdings may designate for such purpose from time to time.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Holdings and located in the Borough of Manhattan, the City and State of New York, will act as paying agent for payments with respect to debt securities of each series. Holdings may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Holdings will be required to maintain an office or agency in each place of payment for the debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Holdings, in trust, for the payment of the principal, interest or premium on any debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Holdings at its option and upon its request or (if then held by Holdings) will be discharged from such trust, and the holder of such debt security thereafter may look only to Holdings for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, Holdings may, at its option, redeem any series of debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, Holdings may redeem debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any debt security which Holdings redeems will equal the applicable redemption price for debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, Holdings will transmit, or cause the trustee to transmit, a notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless Holdings defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Restrictive Covenants

Unless otherwise indicated in the applicable prospectus supplement, the following restrictive covenants shall apply to each series of senior debt securities:

Limitation on Liens

So long as any senior debt securities are outstanding, Holdings shall not, and shall not permit any of its subsidiaries to, directly or indirectly, create, assume, incur, or guarantee any debt that is secured by a lien on any capital stock of:

•	Equitable Financial or ABLP;

•	any successor to substantially all of the business of Equitable Financial or ABLP that is also one of Holdings’ direct or indirect subsidiaries; or

•	any entity (other than Holdings) having direct or indirect control of Equitable Financial or ABLP or any such successor.

However, this restriction will not apply if the senior debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries

So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, Holdings shall not, and shall not permit any of its subsidiaries to, sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Equitable Financial or ABLP;

•	any successor to substantially all of the business of Equitable Financial or ABLP, that is also one of Holdings’ direct or indirect subsidiaries; or

•	any entity (other than Holdings) having direct or indirect control of Equitable Financial or ABLP or any such successor;

except for, in each case:

•	a sale or other disposition of any of such stock to Holdings or one of its wholly owned subsidiaries; or

•	a sale or other disposition of all of such stock for at least fair market value (as determined by the board of directors of the entity effecting such sale or disposition acting in good faith); or

•

a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at Holdings’ request or the request of any of Holdings’ subsidiaries.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	Holdings’ failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

Holdings’ failure to pay principal of or premium, if any, on any debt security of such series when due, whether at maturity, redemption, acceleration or otherwise, or is required by any sinking or analogous fund established with respect to such series; provided, however, that no event of default shall occur if the failure to make payment when due results solely from nonpayment by reason of mistake, oversight or transfer difficulties and does not continue beyond three business days;

•	Holdings’ failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after Holdings receives written notice of such failure;

•

certain defaults with respect to Holdings’ indebtedness for money borrowed which result in a principal amount in excess of $100 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities issued pursuant to the applicable indenture or non-recourse debt), and such acceleration has not been rescinded or annulled or such indebtedness has not been discharged within 15 days after Holdings receives written notice of such default; and

•	certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings) with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings, the principal amount of all debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (of which it has received written notice and which is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against Holdings under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such notice, request and offer of indemnity and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

Each of the indentures provides that, in the case of a default in the payment of principal of or premium, if any, or interest on any series of debt securities, when the same has become due and payable, and in the case of any payment of interest, such default has continued for 30 calendar days, the trustee or the holder of any debt security may or, if directed by the holders of a majority in principal amount of any series of debt securities, the trustee shall, subject to the provisions of the applicable indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Holdings is required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under each indenture.

Modification and Waiver

Under the indentures, Holdings and the applicable trustee may supplement the indentures for certain purposes without the consent of the holders of debt securities of any series, for, among other purposes, one or more of the following:

•	to cure any ambiguity, mistake, omission, defect or inconsistency;

•	to add to Holdings’ covenants for the benefit of the holders of debt securities of any series or to surrender any right or power conferred upon Holdings under the indentures;

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to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the indentures;

•

in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of debt securities shall be deemed to not materially adversely affect the rights of the holders of such series of debt securities;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of any indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities; or

•	to add any additional events of default for the benefit of the holders of any series of debt securities.

Holdings and the applicable trustee may modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under such indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof;

•	reduce the rate or extend the time of payment of interest on the debt securities of any series;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the obligation of Holdings to maintain an office or agency and for the purposes specified in the indentures;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

•	reduce the requirements contained in the indentures for the consent of holders of the debt securities of any series; or

•	modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture which is affected by the modification or amendment to waive Holdings’ compliance with certain covenants contained in such indenture.

Consolidation, Merger, Sale of Assets and Other Transactions

The indentures provide that Holdings may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its properties and assets to any other entity other than one of Holdings’ direct or indirect wholly owned subsidiaries, and no entity may merge with or into or consolidate with Holdings, in each case unless:

•	Holdings is the surviving corporation, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made (the “Successor”), if other than Holdings, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of Holdings’ obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	Holdings delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that the supplemental indenture complies with the indenture.

The Successor will be Holdings’ successor, and will succeed to, and be substituted for, and may exercise every right and power of, Holdings under the indentures and become the obligor on the debt securities with the same effect as if the Successor had been named as the issuer under the indentures, and thereafter Holdings shall be relieved of all of its obligations and covenants under the indentures, but, in the case of a lease of all or substantially all of Holdings’ properties and assets, Holdings will not be released from its obligations to pay the principal of, premium, if any, and interest on the debt securities.

Each indenture provides that the above provisions shall not prohibit (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of Holdings’ direct or indirect wholly owned subsidiaries to Holdings or any of its direct or indirect wholly owned subsidiaries or (ii) the consolidation or merger of any of Holdings’ direct or indirect wholly owned subsidiaries with and into Holdings.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, Holdings may discharge or defease its obligations under each indenture as set forth below.

Holdings may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), without reinvestment, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, Holdings may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”) upon the irrevocable deposit with the relevant trustee, in trust for such purpose, of money or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount certified to be sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Holdings must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, Holdings shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Holdings may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Subordination under the Subordinated Indenture

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of Holdings’ senior indebtedness (as described below).

For purposes of subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

•

the principal of and premium, if any, and interest due in respect of indebtedness of Holdings for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by Holdings;

•

all obligations of Holdings as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Holdings is a party;

•

all obligations of Holdings issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of Holdings and all obligations of Holdings under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of Holdings for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all obligations of Holdings in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which Holdings is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of Holdings (whether or not such obligation is assumed by Holdings).

“Senior indebtedness” does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by Holdings in the ordinary course of business in connection with the obtaining of materials or services; or

•	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if Holdings defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of Holdings has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, Holdings will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any subordinated debt securities) of and premium, if any, or interest on the subordinated debt securities or any sinking fund payment, subject to limited exceptions.

If any of the following events occurs, Holdings will pay in full all senior indebtedness before it makes under the subordinated debt securities any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, to any holder of subordinated debt securities:

•	any dissolution, winding up, liquidation or reorganization of Holdings, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by Holdings for the benefit of creditors;

•	any marshaling of Holdings’ assets or liabilities for the benefit of creditors;

•	other similar proceedings.

In such event, any payment by Holdings or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, under the subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Neither of the indentures limits the issuance of additional senior indebtedness.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The trustee will not be required to exercise any of its powers under the indentures at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indentures will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, make loans to, and perform other services for, Holdings and its subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

General

Holdings may offer unsecured junior subordinated debt securities, which we refer to in this prospectus as the “junior subordinated debt securities.” The junior subordinated debt securities will be unsecured, subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of Holdings’ senior indebtedness (as defined in the junior subordinated indenture), which includes all debt issued under the senior indenture or the subordinated indenture.

Unless the applicable prospectus supplement states otherwise, Holdings will issue the junior subordinated debt securities in one or more series under a junior subordinated indenture (the “junior subordinated indenture”) between Holdings and The Bank of New York Mellon, as trustee.

The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debt securities that Holdings may issue and provides that Holdings may issue junior subordinated debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Holdings may issue additional junior subordinated debt securities of a particular series without the consent of the holders of the junior subordinated debt securities of such series outstanding at the time of the issuance. Any such additional junior subordinated debt securities, together with all other outstanding junior subordinated debt securities of that series, will constitute a single series of junior subordinated debt securities under the junior subordinated indenture. The junior subordinated indenture does not limit Holdings’ ability to incur other debt.

The junior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the junior subordinated indenture for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the junior subordinated indenture and the junior subordinated debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the junior subordinated indenture and the junior subordinated debt securities, including the definitions therein of certain terms.

Ranking of the Junior Subordinated Debt Securities

The junior subordinated debt securities will be direct, unsecured obligations of Holdings and will rank equally in right of payment with all of Holdings’ other junior subordinated obligations, including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities. The junior subordinated debt securities will be subordinate and junior in right of payment to all of Holdings’ present and future “senior indebtedness” (as defined in the junior subordinated indenture). See “—Subordination under the Junior Subordinated Indenture.”

Because Holdings is principally a holding company, its right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent Holdings may be recognized as a creditor of that subsidiary. Accordingly, Holdings’ obligations under the junior subordinated debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by Holdings’ insurance subsidiaries, and holders of junior subordinated debt securities should look only to Holdings’ assets for payment thereunder.

Terms of the Junior Subordinated Debt Securities

Holdings may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of the Board.

Each prospectus supplement will describe the terms relating to the specific series of junior subordinated debt securities being offered. These terms will include some or all of the following:

•	the title of the junior subordinated debt securities of the series;

•	any limit upon the aggregate principal amount of the junior subordinated debt securities;

•	the price or prices at which Holdings will sell the junior subordinated debt securities;

•	the maturity date or dates of the junior subordinated debt securities of the series;

•	the rate or rates at which the junior subordinated debt securities will bear interest or the method of determining such rate or rates, if any;

•

the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined, and the record date for determining who is entitled to the interest payable on any such interest payment date;

•	the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;

•

whether the amount of payments of principal of (and premium, if any) or interest on the junior subordinated debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the place or places where the principal of (and premium, if any) and interest on the junior subordinated debt securities will be payable;

•

if Holdings possesses the option to do so, the periods within which and the prices at which Holdings may redeem the junior subordinated debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular junior subordinated debt securities are to be selected for redemption;

•

Holdings’ obligation, if any, to redeem, repay or purchase junior subordinated debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the junior subordinated debt securities, and the period or periods within which and the price or prices at which Holdings will redeem, repay or purchase the junior subordinated debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the junior subordinated debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the portion, or methods of determining the portion, of the principal amount of the junior subordinated debt securities which Holdings must pay upon the acceleration of the maturity of the junior subordinated debt securities in connection with an event of default (as described below), if other than the full principal amount;

•

the currency, currencies or currency unit in which Holdings will pay the principal of (and premium, if any) or interest, if any, on the junior subordinated debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the junior subordinated debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or Holdings’ covenants with respect to the applicable series of junior subordinated debt securities;

•	the application, if any, of the terms of the junior subordinated indenture relating to defeasance and covenant defeasance (which terms are described below) to the junior subordinated debt securities;

•

the terms, if any, upon which the holders may or are required to convert such junior subordinated debt securities into common stock or other securities or property of Holdings, including the conversion price and the conversion or exchange period;

•

whether any of the junior subordinated debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global junior subordinated debt securities may be exchanged for certificated junior subordinated debt securities;

•	the depositary for global junior subordinated debt securities;

•	the forms of the junior subordinated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific junior subordinated debt securities;

•	any change in the right of the trustee or the requisite holders of junior subordinated debt securities to declare the principal amount thereof due and payable because of an event of default;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the junior subordinated debt securities;

•	any restrictions on the registration, transfer or exchange of the junior subordinated debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the junior subordinated debt securities; and

•	any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be listed on any securities exchange.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, so long as no event of default with respect to the junior subordinated debt securities of such series has occurred and is continuing, Holdings will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, including further deferrals of interest during any such period, subject to the terms, conditions and covenants as may be described in the applicable prospectus supplement. However, Holdings may not defer payment of interest beyond the maturity date or earlier redemption or acceleration of such series of junior subordinated debt securities.

Conversion Rights

The prospectus supplement will describe the terms, if any, on which a series of the junior subordinated debt securities may be convertible into for securities described in this prospectus. These terms will include provisions as to whether conversion is mandatory, at the option of the holder or at Holdings’ option. These provisions may allow or require the number of shares of Holdings’ common stock or other securities to be received by the holders of such series of junior subordinated debt securities to be adjusted.

Special Payment Terms of the Junior Subordinated Debt Securities

Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any series of junior subordinated debt securities. The junior subordinated debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular junior subordinated debt securities. The prospectus supplement relating to specific junior subordinated debt securities will also describe any special considerations and certain additional tax considerations applicable to such junior subordinated debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be represented by one or more global certificates registered in the name of a nominee for DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of junior subordinated debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name in limited circumstances, as described in an applicable prospectus supplement.

A global security may not be transferred except to another nominee of the depositary, or to a successor depositary selected or approved by Holdings or to a nominee of such successor depositary.

If junior subordinated debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such junior subordinated debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of junior subordinated debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by Holdings under the junior subordinated indenture. Exchanges of such junior subordinated debt securities for an equal aggregate principal amount of junior subordinated debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such junior subordinated debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a junior subordinated debt security on any interest payment date will be made to the person in whose name a junior subordinated debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the junior subordinated debt securities of a particular series will be payable at the office of such paying agent or paying agents as Holdings may designate for such purpose from time to time.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Holdings and located in the Borough of Manhattan, the City and State of New York, will act as paying agent for payments with respect to junior subordinated debt securities of each series. Holdings may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Holdings will be required to maintain an office or agency in each place of payment for the junior subordinated debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Holdings, in trust, for the payment of the principal, interest or premium on any junior subordinated debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Holdings at its option and upon its request or (if then held by Holdings) will be discharged from such trust, and the holder of such junior subordinated debt security thereafter may look only to Holdings for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, Holdings may, at its option, redeem any series of junior subordinated debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, Holdings may redeem junior subordinated debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which Holdings redeems will equal the applicable redemption price for junior subordinated debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, Holdings will transmit, or cause the trustee to transmit, a notice of any redemption of junior subordinated debt securities at least 10 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register. Unless Holdings defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the junior subordinated indenture with respect to each series of junior subordinated debt securities:

•	certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings; and

•	any other event specified in the applicable Board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings) with respect to any junior subordinated debt securities of any series outstanding under the junior subordinated indenture shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series outstanding may declare, by notice as provided in the junior subordinated indenture, the principal amount (or such lesser amount as may be provided for in the junior subordinated debt securities of that series) of all the junior subordinated debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Holdings, the principal amount of all junior subordinated debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount junior subordinated debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount junior subordinated debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the junior subordinated indenture with respect to junior subordinated debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all junior subordinated debt securities of such series outstanding under the junior subordinated indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any junior subordinated debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding junior subordinated debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (of which it has received written notice and which is continuing), with respect to the junior subordinated debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the junior subordinated debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any junior subordinated debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the junior subordinated debt securities of such series.

The trustee may require indemnification and/or security by the holders of the junior subordinated debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the junior subordinated indenture at the request of the holders of the junior subordinated debt securities of such series. Subject to such right of indemnification and/or security and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series under the junior subordinated indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the junior subordinated debt securities of such series.

No holder of a junior subordinated debt security of any series may institute any action against Holdings under the junior subordinated indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such junior subordinated debt security or for the conversion or exchange of such junior subordinated debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the junior subordinated debt securities of such series specifying an event of default, as required under the junior subordinated indenture, (ii) the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series then outstanding under the junior subordinated indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity and/or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such notice, request and offer of indemnity and/or security and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

The junior subordinated indenture provides that, in the case of a default in the payment of principal of or premium, if any, or interest on any series of junior subordinated debt securities, when the same has become due and payable, and in the case of any payment of interest (other than deferred interest), such default has continued for 30 calendar days (and, in the case of payment of deferred interest, such default has continued for 30 calendar days after the conclusion of any extension period), the trustee or the holder of any junior subordinated debt security may or, if directed by the holders of a majority in principal amount of any series of junior subordinated debt securities, the trustee shall, subject to the provisions of the junior subordinated indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Holdings is required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under the junior subordinated indenture.

Modification of Junior Subordinated Debt Securities

Under the junior subordinated indenture, Holdings and the trustee may supplement the junior subordinated indenture for certain purposes without the consent of the holders of junior subordinated debt securities of any series, for, among other purposes, one or more of the following:

•	to cure any ambiguity, mistake, omission, defect or inconsistency;

•	to add to Holdings’ covenants for the benefit of the holders of junior subordinated debt securities of any series or to surrender any right or power conferred upon Holdings under the indentures;

•

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of junior subordinated debt securities, as set forth in the indentures;

•

to make any change that does not materially adversely affect the rights of any holder of junior subordinated debt securities of any series; provided that any change to the terms of any indenture or supplemental indenture or to any series of junior subordinated debt securities made solely to conform to the description of such series of junior subordinated debt securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of junior subordinated debt securities shall be deemed to not materially adversely affect the rights of the holders of such series of junior subordinated debt securities;

•

to provide for the issuance of and establish the form and terms and conditions of the junior subordinated debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of any indenture or any series of junior subordinated debt securities, or to add to the rights of the holders of any series of junior subordinated debt securities; or

•	to add any additional events of default for the benefit of the holders of any series of junior subordinated debt securities.

Holdings and the trustee may modify the junior subordinated indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of junior subordinated debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each affected series issued under the junior subordinated indenture. However, the junior subordinated indenture requires the consent of each holder of junior subordinated debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any junior subordinated debt securities of any series, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof;

•

except as permitted by the junior subordinated indenture and the terms of such series of junior subordinated debt securities, reduce the rate or extend the time of payment of interest on the junior subordinated debt securities of any series;

•	reduce the amount of principal of an original issue discount junior subordinated debt security or any other junior subordinated debt security payable upon acceleration of the maturity thereof;

•	change the obligation of Holdings to maintain an office or agency and for the purposes specified in the junior subordinated indenture;

•	change the currency in which any junior subordinated debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any junior subordinated debt security;

•	adversely change the right to convert, including decreasing the conversion rate or increasing the conversion price of, any junior subordinated debt security (if applicable);

•

reduce the percentage in principal amount of outstanding junior subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the junior subordinated indenture or for waiver of compliance with certain provisions of the junior subordinated indenture or for waiver of certain defaults;

•	reduce the requirements contained in the junior subordinated indenture for the consent of holders of the junior subordinated debt securities of any series; or

•	modify any of the above provisions.

Consolidation, Merger, Sale of Assets and Other Transactions

The junior subordinated indenture provides that Holdings may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its properties and assets to any other entity other than one of Holdings’ direct or indirect wholly owned subsidiaries and no entity may merge with or into or consolidate with Holdings, in each case unless:

•

Holdings is the surviving corporation, or the Successor, if other than Holdings, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of Holdings obligations under the junior subordinated debt securities and the junior subordinated indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	Holdings delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that the supplemental indenture complies with the junior subordinated indenture.

The Successor will be Holdings’ successor, and will succeed to, and be substituted for, and may exercise every right and power of, Holdings under the junior subordinated indenture and become the obligor on the junior subordinated debt securities with the same effect as if the Successor had been named as the issuer under the junior subordinated indenture, and thereafter Holdings shall be relieved of all of its obligations and covenants under the junior subordinated indenture, but, in the case of a lease of all or substantially all of Holdings’ properties and assets, Holdings will not be released from its obligations to pay the principal of, premium, if any, and interest on the debt securities.

The junior subordinated indenture provides that the above provisions shall not prohibit (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of Holdings’ direct or indirect wholly owned subsidiaries to Holdings or any of its direct or indirect wholly owned subsidiaries or (ii) the consolidation or merger of any of Holdings’ direct or indirect wholly owned subsidiaries with and into Holdings.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, Holdings may discharge or defease its obligations under the junior subordinated indenture as set forth below.

Holdings may discharge certain obligations to holders of any series of junior subordinated debt securities issued under the junior subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of junior subordinated debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), without reinvestment, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such junior subordinated debt securities.

If indicated in the applicable prospectus supplement, Holdings may elect either (i) to defease and be discharged from any and all obligations with respect to the junior subordinated debt securities of or within any series (except as otherwise provided in the junior subordinated indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the junior subordinated debt securities of or within any series (“covenant defeasance”) upon the irrevocable deposit with the trustee, in trust for such purpose, of money or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount certified to be sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such junior subordinated debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Holdings must deliver to the trustee an opinion of counsel to the effect that the holders of such junior subordinated debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the junior subordinated indenture. In addition, in the case of either defeasance or covenant defeasance, Holdings shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such junior subordinated debt securities nor any other junior subordinated debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Holdings may exercise its defeasance option with respect to such junior subordinated debt securities notwithstanding its prior exercise of its covenant defeasance option.

Subordination under the Junior Subordinated Indenture

The prospectus supplement relating to any offering of junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, junior subordinated debt securities will be subordinate and junior in right of payment to all of Holdings’ senior indebtedness (as described below).

For purposes of junior subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the junior subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

•

the principal of and premium, if any, and interest due in respect of indebtedness of Holdings for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by Holdings;

•

all obligations of Holdings as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Holdings is a party;

•

all obligations of Holdings issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of Holdings and all obligations of Holdings under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of Holdings for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all obligations of Holdings in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which Holdings is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of Holdings (whether or not such obligation is assumed by Holdings).

“Senior indebtedness” does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by Holdings in the ordinary course of business in connection with the obtaining of materials or services; or

•	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the junior subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if Holdings defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of Holdings has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, Holdings will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any junior subordinated debt securities) of and premium, if any, or interest on the junior subordinated debt securities or any sinking fund payment, subject to limited exceptions.

If any of the following events occurs, Holdings will pay in full all amounts due on senior indebtedness before it makes under the junior subordinated debt securities any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, to any holder of junior subordinated debt securities:

•	any dissolution, winding up, liquidation or reorganization of Holdings, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by Holdings for the benefit of creditors;

•	any marshaling of Holdings’ assets or liabilities for the benefit of creditors; or

•	other similar proceedings.

In such event, any payment by Holdings or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, under the junior subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the junior subordinated debt securities is received by the trustee of any junior subordinated debt securities in contravention of any of the terms of the junior subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The junior subordinated indenture does not limit the issuance of additional senior indebtedness.

In the event that The Bank of New York Mellon is acting concurrently as trustee for each of the senior debt securities and the junior subordinated debt securities, it may be required to resign as trustee under one of the indentures if there is an event of default under either indenture.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the junior subordinated indenture will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, make loans to, and perform other services for, Holdings and its subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK

The following description of Holdings’ capital stock is a summary of the material terms of Holdings’ Second Amended and Restated Certificate of Incorporation (the “amended and restated certificate of incorporation”) and Sixth Amended and Restated By-laws (the “amended and restated by-laws). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

Holdings’ authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $1.00 per share, including 33,350 shares of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), 20,000 shares of Fixed Rate Reset Noncumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) and 12,000 shares of Fixed Rate Noncumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”).

Common Stock

Holders of common stock are entitled:

•	to cast one vote for each share held of record on all matters submitted to a vote of the stockholders;

•

to receive, on a pro rata basis, dividends and distributions, if any, that Holdings’ Board may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding; and

•

upon Holdings’ liquidation, dissolution or winding up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

The holders of Holdings’ common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The common stock is not subject to future calls or assessments by Holdings. The rights and privileges of holders of Holdings’ common stock are subject to any series of preferred stock that Holdings has issued or may issue in the future, as described below.

As of September 9, 2024, Holdings had 316,916,451 shares of common stock outstanding. As of September 9, 2024, Holdings had 2 holders of record of its common stock including Cede & Co., the nominee of DTC, through which shares held in “street name” are held.

Preferred Stock

Under Holdings’ amended and restated certificate of incorporation, the Board has the authority, without further action by its stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. As of September 9, 2024, there are 32,000 shares of Series A Preferred Stock issued and outstanding, 20,000 shares of Series B Preferred Stock issued and outstanding and 12,000 shares of Series C Preferred Stock issued and outstanding. Because the Board has the power to establish the preferences and rights of the shares of any series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of Holdings’ common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of Holdings even if a change of control of Holdings would be beneficial to the interests of Holdings’ stockholders.

Annual Stockholders Meeting

Holdings’ amended and restated by-laws provide that annual stockholders meetings will be held at a date, time and place, if any, as exclusively selected by Holdings’ Board. To the extent permitted under applicable law, Holdings may conduct meetings by remote communications, including by webcast.

Voting

The affirmative vote of a plurality of the shares of Holdings’ common stock present, in person or by proxy, at the meeting and entitled to vote on the election of directors will decide the election of any directors in a contested election of directors, and the affirmative vote of a majority of the shares of Holdings’ common stock present, in person or by proxy, at the meeting and entitled to vote at any annual or special meeting of stockholders will decide all other matters voted on by stockholders, including uncontested director elections, unless the question is one upon which, by express provision of law, under Holdings’ amended and restated certificate of incorporation, or under Holdings’ amended and restated by-laws, a different vote is required, in which case such provision will control. Stockholders do not have the right to cumulate their votes for the election of directors.

Removal of Directors

Holdings’ amended and restated certificate of incorporation provides that directors may be removed, with or without cause, at any time upon the affirmative vote of holders of at least a majority of the outstanding shares of common stock then entitled to vote at an election of directors. Any vacancy in the Board shall be filled by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Anti-Takeover Effects of Holdings’ Certificate of Incorporation and By-laws

The provisions of Holdings’ amended and restated certificate of incorporation and amended and restated by-laws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of Holdings to first negotiate with the Board, which could result in an improvement of their terms.

Authorized but Unissued Shares of Common Stock. Holdings’ shares of authorized and unissued common stock are available for future issuance without additional stockholders’ approval. While Holdings’ authorized and unissued shares are not designed to deter or prevent a change of control, under some circumstances Holdings could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the Board in opposing a hostile takeover bid.

Authorized but Unissued Shares of Preferred Stock. Under Holdings’ amended and restated certificate of incorporation, the Board has the authority, without further action by Holdings’ stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The existence of authorized but unissued preferred stock could reduce Holdings’ attractiveness as a target for an unsolicited takeover bid since Holdings could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, Holdings’ common stock.

Special Meetings of Stockholders. Holdings’ amended and restated certificate of incorporation provides that a special meeting of stockholders may be called only by the Chairman of the Board or Chief Executive Officer or by a resolution adopted by a majority of the Board.

Stockholders Advance Notice Procedure. Holdings’ amended and restated by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. The amended and restated by-laws provide that any stockholders wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to Holdings’ corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Holdings. To be timely, the stockholder’s notice must be delivered to Holdings’ corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or delayed by more than 60 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to Holdings’ corporate secretary not later than the later of (x) the close of business on the 90th day prior to the meeting or (y) the close of business on the 10th day following the day on which a public announcement of the date of the meeting is first made by Holdings.

No Stockholders Action by Written Consent. Holdings’ amended and restated certificate of incorporation provides that stockholders action may be taken only at an annual meeting or special meeting of stockholders.

Amendments to Certificate of Incorporation and By-laws. Holdings’ amended and restated certificate of incorporation provides that its amended and restated certificate of incorporation may be amended by both the affirmative vote of a majority of the Board and the affirmative vote of the holders of a majority of the outstanding shares of Holdings’ common stock then entitled to vote at any annual or special meeting of stockholders. In addition, Holdings’ amended and restated bylaws may be amended, altered or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the Board, or by the affirmative vote of the holders of at least a majority of the outstanding shares of Holdings’ common stock then entitled to vote at any annual or special meeting of stockholders.

Delaware Anti-Takeover Law. As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless one of the following conditions is satisfied:

•	before the stockholder became an interested stockholder, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding shares owned by persons who are directors and officers, or

•

at or after the time the stockholder became interested, the business combination was approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This provision is expected to have an anti-takeover effect with respect to transactions not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Insurance Regulations. The insurance laws and regulations of the various states in which Holdings’ insurance subsidiaries are organized may delay or impede a business combination or other strategic transaction involving Holdings. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of Holdings, even if the Board decides that it is in the best interests of stockholders for Holdings to merge or be sold. These restrictions also may delay sales by Holdings or acquisitions by third parties of Holdings’ subsidiaries. See “Business—Regulation—Insurance Regulation” in Holdings’ Annual Report on Form 10-K incorporated by reference into this prospectus.

Limitations on Liability and Indemnification

Holdings’ amended and restated certificate of incorporation contains provisions relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate Holdings’ rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions do not alter a director’s liability under federal securities laws. The inclusion of this provision in Holdings’ amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Holdings and its stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Holdings’ amended and restated certificate of incorporation and amended and restated by-laws require Holdings to indemnify and advance expenses to its directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of the Board. Holdings’ amended and restated certificate of incorporation and amended and restated by-laws provide that Holdings is required to indemnify its directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with Holdings or another entity that the director or officer serves at Holdings’ request, subject to various conditions, and to advance funds to Holdings’ directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in Holdings’ best interest and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful.

In connection with the initial public offering of the common stock of Holdings, Holdings entered into an indemnification agreement with each of its directors. The indemnification agreement provides Holdings’ directors with contractual rights to the indemnification and expense advancement rights provided under Holdings’ amended and restated by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Holdings pursuant to the foregoing provisions, Holdings has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Choice of Forum

Holdings’ amended and restated certificate of incorporation provides that, unless Holdings consents in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent provided by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on Holdings’ behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to Holdings or its stockholders by any of Holdings’ directors, officers, other employees, agents or stockholders, (iii) any action asserting a claim against Holdings arising under the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (including, without limitation, any action asserting a claim arising out of or pursuant to Holdings’ amended and restated by-laws) or (iv) any action asserting a claim against Holdings that is governed by the internal affairs doctrine. To the fullest extent permitted by law, by becoming a stockholder in Holdings, you are deemed to have notice of and have consented to the provisions of Holdings’ amended and restated certificate of incorporation related to choice of forum.

Market Listing

Holdings’ common stock is listed on the NYSE under the symbol “EQH”.

Transfer Agent and Registrar

The transfer agent and registrar for Holdings’ common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

Holdings may elect to offer depositary shares representing receipts for fractional interests in debt securities, junior subordinated debt securities, common stock or preferred stock. In this case, Holdings will issue receipts for depositary shares, each of which will represent a fraction of a debt security, junior subordinated debt security or share of common stock or of a particular series of preferred stock, as the case may be.

Holdings will deposit the debt securities, junior subordinated debt securities or shares of common stock or any series of preferred stock represented by depositary shares under a deposit agreement between Holdings and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security, junior subordinated debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, junior subordinated debt security or common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in Holdings’ depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to you proportionately, unless the depositary determines that it is not feasible to make such a distribution. In that case the depositary may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale of the property and the distribution of the net proceeds from the sale to you.

Redemption of Depositary Shares

If Holdings redeems a debt security, junior subordinated debt security, share of common stock or preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, junior subordinated debt security or share of common stock or preferred stock, as the case may be, payable in relation to the debt securities, junior subordinated debt securities, common stock or preferred stock to be redeemed. Whenever Holdings redeems debt securities, junior subordinated debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, junior subordinated debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected either pro rata or by lot.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you, as a holder of fractional interests in deposited common stock or preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities or junior subordinated debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities or junior subordinated debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or junior subordinated debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. Holdings will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or junior subordinated debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

Holdings and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares have been redeemed, or

•

there has been a complete repayment or redemption of the debt securities or junior subordinated debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with Holdings’ liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you, or

•	upon the consent of holders of depositary receipts representing in the aggregate not less than two-thirds of the depositary shares outstanding.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Holdings notice of its election to do so. Holdings also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Holdings must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million or an affiliate of such a person.

Charges of Depositary

Holdings will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Holdings will pay charges of the depositary in connection with the initial deposit of the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will furnish all reports and communications from Holdings which are delivered to the depositary and which Holdings is required to furnish to holders of debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be.

Neither Holdings nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither Holdings nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, junior subordinated debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. Holdings and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, junior subordinated debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which Holdings and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

Holdings may issue warrants, including warrants to purchase debt securities, junior subordinated debt securities, preferred stock, common stock or other securities described in this prospectus as well as other types of warrants. Holdings may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. Holdings will issue the warrants under warrant agreements between Holdings and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants to be offered. The warrant agent will act solely as Holdings’ agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in Holdings’ warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus forms a part.

We will describe in the applicable prospectus supplement the terms of warrants that Holdings may offer, the warrant agreement relating to the warrants and the warrant certificates representing the warrants. These terms will include the following:

•	the title of the warrants;

•	the designation and terms of the underlying securities, for which the warrants are exercisable;

•	the aggregate number of the warrants;

•

the price or prices at which Holdings will issue the warrants, the number or principal amount of securities that you may purchase upon exercise of each warrant and the price or prices at which such securities may be purchased upon exercise;

•	the currency, currencies or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•

in the case of debt warrants, the currency, currencies or currency units, if other than in U.S. dollars, in which any principal, premium, if any, or interest on the debt securities or junior subordinated debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the underlying debt securities or junior subordinated debt securities, or dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of the securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

Holdings will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, Holdings will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, Holdings may issue purchase contracts obligating holders to purchase from Holdings, and Holdings to sell to the holders, a number of debt securities, junior subordinated debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require Holdings to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•

The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

•

The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause Holdings’ obligations and the obligations of the holder under the purchase contract to terminate.

•

The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that Holdings will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•

Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•

The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

•

The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to Holdings or be distributed to the holder.

•

The amount of the contract fee, if any, that may be payable by Holdings to the holder or by the holder to Holdings, the date or dates on which the contract fee will be payable and the extent to which Holdings or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Holdings may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

Holdings may sell securities from time to time in one or more transactions separately or as units with other securities. Holdings may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. Holdings may issue securities as a dividend or distribution. In some cases, Holdings or dealers acting with Holdings or on behalf of Holdings may also purchase securities and reoffer them to the public. Holdings may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom Holdings designates may solicit offers to purchase the securities. We will name any agent involved in offering or selling securities, and disclose any commissions that Holdings will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment. Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

Holdings may use an underwriter or underwriters in the offer or sale of the securities. If Holdings uses an underwriter or underwriters, Holdings will execute an underwriting agreement with the underwriter or underwriters at the time that it reaches an agreement for the sale of the securities. We will include the names of the managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters will receive, in the applicable prospectus supplement.

Holdings may use a dealer to sell the securities. If Holdings uses a dealer, Holdings, as principal, will sell the securities to the dealer. The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities. We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

Holdings may solicit directly offers to purchase the securities, and Holdings may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

Holdings may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

Holdings may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as Holdings’ agents. Any remarketing firm will be identified and the terms of its agreement, if any, with Holdings and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act, in connection with the securities they remarket.

Holdings may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of their business.

Holdings may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts. If Holdings uses delayed delivery contracts, we will disclose that Holdings is using them in the prospectus supplement and will tell you when Holdings will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement. We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Until the distribution of the securities is completed, SEC rules may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering. The underwriters also may impose a penalty bid on certain underwriters. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Holdings may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if Holdings defaults in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Holdings may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by Holdings or borrowed from Holdings or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from Holdings in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

Holdings may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

VALIDITY OF SECURITIES

Unless otherwise specified in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to the securities may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement are part of a registration statement that Holdings filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement, including the exhibits and schedules thereto, are also available at your request, without charge, from:

Equitable Holdings, Inc.

1345 Avenue of the Americas

New York, New York 10105

Attention: Head of Investor Relations

Holdings is subject to the informational requirements of the Exchange Act and, accordingly, files annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information without charge at the SEC’s website. You may also access, free of charge, Holdings’ reports filed with the SEC (for example, Holdings’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to those forms) through our website (www.equitableholdings.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through our websites or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:

•	Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), filed with the SEC on February 26, 2024;

•	Holdings’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, filed with the SEC on May 2, 2024, and August 1, 2024 respectively;

•	Holdings’ Current Reports on Form 8-K, filed with the SEC on January 26, 2024, May 22, 2024, June 11, 2024, June 17, 2024 (only with respect to the Item 8.01 information) and June 25, 2024;

•	The information specifically incorporated by reference into the 2023 Annual Report from Holdings’ Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2024;

•

The description of capital stock contained in the Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, filed with the SEC on February 26, 2024, as Exhibit 4.12 to the 2023 Annual Report, as supplemented by the “Description of Capital Stock” included in this prospectus; and

•

All documents filed by Holdings with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus.

You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”

GLOSSARY

Glossary of Selected Financial Terms

Account Value (“AV”)

Generally equals the aggregate policy account value of our retirement and protection products. General Account AV refers to account balances in investment options that are backed by the General Account while Separate Accounts AV refers to Separate Accounts investment assets.

Alternative investments	Investments in real estate and real estate joint ventures and other limited partnerships.

Invested assets	Includes fixed maturity securities, equity securities, mortgage loans, policy loans, alternative investments and short-term investments.

Reinsurance	Insurance policies purchased by insurers to limit the total loss they would experience from an insurance claim.

Glossary of Product Terms

Annuitant	The person who receives annuity payments or the person whose life expectancy determines the amount of variable annuity payments upon annuitization of an annuity to be paid for life.

Annuitization	The process of converting an annuity investment into a series of periodic income payments, generally for life.

Benefit base

A notional amount (not actual cash value) used to calculate the owner’s guaranteed benefits within an annuity contract. The death benefit and living benefit within the same contract may not have the same benefit base.

General Account (“GA”)	The assets held in the general accounts of our insurance companies as well as assets held in our separate accounts on which we bear the investment risk.

General Account Investment Portfolio	The invested assets held in the General Account.

GMxB

A general reference to all forms of variable annuity guaranteed benefits, including guaranteed minimum living benefits, or GMLBs (such as GMIBs, GMWBs and GMABs), and guaranteed minimum death benefits, or GMDBs (inclusive of return of premium death benefit guarantees).

Guaranteed minimum accumulation benefits (“GMAB”)

An optional benefit (available for an additional cost) which entitles an annuitant to a minimum payment, typically in lump-sum, after a set period of time, typically referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying AV.

Guaranteed minimum death benefits (“GMDB”)

An optional benefit (available for an additional cost) that guarantees an annuitant’s beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying AV, upon the death of the annuitant.

Guaranteed minimum income benefits (“GMIB”)

An optional benefit (available for an additional cost) where an annuitant is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the underlying AV.

Guaranteed minimum living benefits (“GMLB”)	A reference to all forms of guaranteed minimum living benefits, including GMIBs, GMWBs and GMABs (does not include GMDBs).

Guaranteed minimum withdrawal benefits (“GMWB”)

An optional benefit (available for an additional cost) where an annuitant is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the annuitant could be greater than the underlying AV.

Guaranteed withdrawal benefit for life (“GWBL”)

An optional benefit (available for an additional cost) where an annuitant is entitled to withdraw a maximum amount of their benefit base each year, for the duration of the policyholder’s life, regardless of account performance.

Indexed Universal Life (“IUL”)	A permanent life insurance offering built on a universal life insurance framework that uses an equity-linked approach for generating policy investment returns.

Separate Account	Refers to the separate account investment assets of our insurance subsidiaries excluding the assets held in those separate accounts on which we bear the investment risk.

Variable annuity

A type of annuity that offers guaranteed periodic payments for a defined period of time or for life and gives purchasers the ability to invest in various markets though the underlying investment options, which may result in potentially higher, but variable, returns.

Variable Universal Life (“VUL”)

Universal life products where the excess amount paid over policy charges can be directed by the policyholder into a variety of Separate Account investment options. In the Separate Account investment options, the policyholder bears the entire risk and returns of the investment results.

Equitable Holdings, Inc.

$800,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

PROSPECTUS

   , 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions. All amounts are estimates except for the SEC registration fee.

SEC Registration Fee		$103,320
Printing Fees and Expenses			*
Accounting Fees and Expenses			*
Legal Fees and Expenses			*
Transfer Agent Fees and Expenses			*
Trustee Fees and Expenses			*
Rating Agency Fees and Expenses			*
Miscellaneous			*

Total	$		*

*	These fees will be calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Equitable Holdings, Inc. (“Holdings”) is incorporated under the laws of the State of Delaware.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys’ fees, incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors or officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. This provision, however, may not eliminate or limit the liability of (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) a director under Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions, (4) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Holdings’ certificate of incorporation contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derives an improper personal benefit.

Holdings’ certificate of incorporation and by-laws require Holdings to indemnify and advance expenses to its directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of Holdings’ board of directors. Holdings’ certificate of incorporation and by-laws provide that Holdings is required to indemnify its directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of such director’s or officer’s positions with Holdings or another entity that the director or officer serves at Holdings’ request, subject to various conditions, and to advance funds to Holdings’ directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in Holdings’ best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Indemnification Agreements

In connection with the initial public offering of the common stock of Holdings, Holdings’ entered into indemnification agreements with its directors. The indemnification agreements provide the directors with contractual rights to the indemnification and expense advancement rights provided under Holdings’ by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to Holdings if it is found that such indemnitee is not entitled to such indemnification under applicable law and Holdings’ certificate of incorporation and by-laws.

Directors’ and Officers’ Liability Insurance

Holdings has obtained directors’ and officers’ liability insurance that insures against certain liabilities that Holdings’ directors and officers and the directors and officers of its subsidiaries may, in such capacities, incur.

Item 16.	Exhibits.

The Exhibits to this registration statement on Form S-3 are listed in the Exhibit Index which precedes the signature pages to this registration statement and is herein incorporated by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in Exhibit 107 filed with the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement for Debt Securities.*

1.2	Form of Underwriting Agreement for Preferred Stock.*

1.3	Form of Underwriting Agreement for Common Stock.*

1.4	Form of Underwriting Agreement for Warrants.*

1.5	Form of Underwriting Agreement for Purchase Contracts.*

1.6	Form of Underwriting Agreement for Units.*

4.1	Second Amended and Restated Certificate of Incorporation of Equitable Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Equitable Holdings, Inc.’s Form 8-K, as filed on May 20, 2022).

4.2	Sixth Amended and Restated By-laws of Equitable Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Equitable Holdings, Inc.’s Form 10-K, as filed on February 21, 2023).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of AXA Equitable Holdings, Inc., File No. 333-221521).

4.4	Indenture, dated as of April 5, 2019, between Equitable Holdings, Inc. (f/k/a AXA Equitable Holdings, Inc.) and The Bank of New York Mellon, as trustee (the “Senior Indenture”) (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 of AXA Equitable Holdings, Inc., File No. 333-234788).

4.5	Form of Global Security (senior debt securities).*

4.6	Form of Subordinated Indenture.

4.7	Form of Global Security (subordinated debt securities).*

4.8	Junior Subordinated Indenture, dated as of September 18, 2024, between Equitable Holdings, Inc. and The Bank of New York Mellon, as trustee (the “Junior Subordinated Indenture”).

4.9	Form of Global Security (junior subordinated debt securities).*

4.10	Form of Deposit Agreement.*

4.11	Form of Depositary Receipt.*

4.12	Form of Warrant Agreement, including form of Warrant.*

4.13	Form of Purchase Contract Agreement.*

4.14	Form of Unit Agreement.*

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (contained on signature pages to the Registration Statement on Form S-3).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee, under the Senior Indenture, relating to the senior debt securities.

25.2	Statement of Eligibility under the Trust Indenture Act of 1939 as amended, of a Trustee to be named later with respect to Form of Subordinated Indenture for subordinated debt securities, listed above as Exhibit 4.6**

Exhibit Number	Exhibit Description

25.3	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee, under the Junior Subordinated Indenture, relating to the junior subordinated debt securities.

107	Filing Fee Table

*	Indicates document to be filed as an exhibit to a Current Report on Form 8-K or Quarterly Report on Form 10-Q pursuant to Item 601 of Regulation S-K and incorporated herein by reference.
**	Indicates document to be filed as a 305B2 filing and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Equitable Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 18, 2024.

EQUITABLE HOLDINGS, INC.

By:	/s/ Mark Pearson
	Name:	Mark Pearson
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Pearson, Robin Raju and José Ramón González, and each of them, his or her true and lawful attorneys-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments to this registration statement) and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either or them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 18, 2024 by the following persons in the capacities indicated.

Signature	Title

/s/ Mark Pearson Mark Pearson	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ Robin Raju Robin Raju	Chief Financial Officer (Principal Financial Officer)

/s/ William Eckert William Eckert	Chief Accounting Officer (Principal Accounting Officer)

/s/ Francis A. Hondal Francis A. Hondal	Director

/s/ Joan Lamm-Tennant Joan Lamm-Tennant	Chair of the Board

/s/ George Stansfield George Stansfield	Director

/s/ Bertram L. Scott Bertram L. Scott	Director

/s/ Daniel G. Kaye Daniel G. Kaye	Director

Signature	Title

/s/ Charles G.T. Stonehill Charles G.T. Stonehill	Director

/s/ Craig MacKay Craig MacKay	Director

/s/ Arlene Isaacs-Lowe Arlene Isaacs-Lowe	Director